Exhibit 10.32

                         AGREEMENT FOR CONSULTING SERVICES


                 THIS AGREEMENT, entered into effeective as of the 1st
            day of January, 1991, between Freeport-McMooRan Inc. ("FMI"), whose mailing address is P.O. Box 61520, New Orleans,
            Louisiana 70161, and B. M. Rankin, Jr. ("Consultant"), whose mailing address is 4500 Roland Avenue, Unit 604, Dallas, Texas 75219.

                                W I T N E S S E T H:


                 1. Consultant agrees to perform for FMI the services described in Section A of the annexed Schedule. Such services shall be performed during the period mentioned in Section B of this Schedule and at times and locations specified in the Schedule.

                 2. For satisfactory performance of the services described herein, FMI shall pay to Consultant the compensation provided for in Section C of the Schedule.

                 3. In performing services under this Agreement, Consultant shall operate as and have the status of an independent contractor and shall not act as or be an agent or employee of FMI.

                      All services performed by Consultant hereunder
            shall meet the approval of FMI, but the detailed manner and method of performing the services shall be under the control of Consultant, FMI being interested only in the results obtained.

                      Nothing in this agreement shall affect in any way
            any of Consultant's other agreements or arrangements with FMI.

                 4. Consultant agrees that he will perform the services with that standard of care, skill, and diligence normally provided in the performance of such services in respect to work similar to that hereunder. Consultant is hereby given notice that FMI will be relying on the accuracy, competence accuracy, competence and completeness of Consultant's services hereunder in utilizing the results of such services.

                 5. Consultant agrees that he will not divulge to third parties, without the written consent of FMI, any information obtained from or through FMI in connection with the performance of this Agreement unless (a) the information is known to Consultant prior to obtaining same from FMI, (b) the information is, at the time of disclosure by Consultant, then in the public domain, or (c) the information is obtained by Consultant from a third party who did not receive same, directly or indirectly, from FMI. Consultant further agrees that he will not, without the prior written consent of FMI, disclose to any third party any information developed or obtained by Consultant in the performance of this Agreement, except to the extent that said information falls within one of the categories in (a), (b), (c) above.

                 6. Unless otherwise agreed by FMI in writing, Consultant shall personally perform the services specified herein. This contract shall not be assigned by Consultant, whether by operation of law or otherwise, without the express prior written consent of FMI.

                 7. Consultant agrees to immediately notify FMI in writing of any existing or proposed association, contract or other business relationship with any individual, corporation or other organization which directly or indirectly has interests adverse to FMI.

                 8. The validity, operation and performance of this Agreement shall be governed and controlled by the law of the State of Louisiana, and its terms shall be construed and interpreted in accordance with said law.


            WITNESSES:                              FREEPORT-McMoRan INC


            /S/  Ursula L. Joseph                 By:  /S/ Thomas J. Egan

                                                         Thomas J. Egan
            /S/  Elizabeth J. Mancuso                    Vice President
                                                         & CEO


                                               CONSULTANT


            /S/ Shirley Raines                By:  /S/ B. M. Rankin, Jr.

                                                     B. M. Rankin, Jr.
            /S/ Sandra McGuire




                                      SCHEDULE



            SECTION A      -    Scope of Work


                      Consultant is to provide business consulting
            services including, without limitation, consulting services relating to finance, accounting and business development.

            SECTION B      -    Period of Performance


                 This Agreement shall be effective from January 1, 1991
            and shall continue for one year. Said Agreement shall be automatically continued for like terms unless and until cancelled by either party upon thirty (30) days' written notice prior to the end of any contract term.

            SECTION C      -    Compensation


                 1. A fee of $14,000.00 per calendar quarter shall be paid to Consultant for performance of the services described in Section A above during the contract term, to be paid quarterly in arrears.

                 2. Reasonable direct expenses, such as hotel and other lodging accommodations, transportation and travel associated with Section A above, will be reimbursable when authorized by FMI and supported by appropriate receipts.





            FM SERVICES
            Affiliate of
            Freeport-McMoRan Copper & Gold Inc.

            FM Services Company                 Telephone:(504) 582-4000
            1615 Poydras Street
            New Orleans, LA  70112
            P.O. Box 61119
            New Orleans, LA  70161


            FM Services Company                  Telephone: (504) 582-4000
            1615 Poydras Street
            New Orleans, LA  70112

              Supplemental Agreement Providing an Extension to
                       Consulting Agreement of January 1, 1991

            Dear Mr. Rankin:

            Reference is made to the consulting agreement of January 1, 1991 (the "Consulting Agreement") between you and Freeport-McMoRan Inc. (the "Company").

            By way of this Supplemental Agreement, the Company would like to extend your Consulting Agreement through December 31, 1998, with an increase in your quarterly consulting fee, effective January 1, 1998, to $51,500. This Supplemental Agreement shall also serve to substitute, effective immediately, FM Services Company for Freeport-McMoRan Inc. as the Company for all purposes in the Consulting Agreement. FM Services Company succeeds Freeport-McMoRan Inc. as the entity which administers the Consulting Agreement. Additionally, by way of this Supplemental Agreement, the Company would like to amend your Consulting Agreement to provide for medical coverage for you and your eligible dependents under the FMS Medical Plan. Coverage under the FMS Medical Plan will replace your current coverage through Freeport-McMoRan Inc. Any benefits under the FMS Medical Plan which are paid to you or on your behalf will be considered taxable income to you, and will be grossed-up for tax purposes by the Company. Such tax gross-up payment will be calculated using the formula detailed on the attached Schedule A. All other terms and conditions of the Consulting Agreement shall remain unchanged.

            Please confirm that the foregoing correctly sets forth our understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.

                                               Very truly yours,



                                               By:/S/ Michael J. Arnold

                                                      Michael J. Arnold
                                                      President
                                                      FM Services Company

            AGREED TO AND ACCEPTED

            BY: /S/ B. M. Rankin, Jr.

                      B. M. Rankin, Jr.

            DATE:     12/18/97




            SCHEDULE A


            Formula for Calculating Tax Gross-up Payment for FMS Medical
                 Plan Benefits Paid To Or On Behalf Of B. M. Rankin

                      _    Amount of Medical Plan benefits paid = A
                      _    Maximum federal tax rate applicable to
                           individuals for the year in which Medical
                           Plan benefits are paid = B
                      _    Maximum tax rate for the State of Texas
                           applicable to individuals for the year in which Medical Plan benefits are paid = C



                 Tax Gross-Up Payment = [A x (B+C)] / [1-(B+C)]




                                                  December 7, 1998


Mr. B. M. Rankin, Jr.
4500 Roland Avenue
Unit #804
Dallas, TX  75219

Supplemental Agreement Providing an Extentsion to
Consulting Agreement of January 1, 1991

Dear Mr. Rankin:

I am writing in reference to the consulting agreement of January 1, 1991, (the "Consulting Agreement") between you and Freeport-McMoRan Inc. and to the Supplemental Agreement between you and FM Serivces Company (the "Company") dated December 15, 1997.

By way of this Supplemental Agreement, the Company would like to extend your Consulting Agreement through December 31, 2000, with an increase in your quarterly consulting fee, effective January 1, 1999, to $60,000.
All other terms and conditions of the Consulting Agreement and Supplemental Agreement dated December 15, 1997, shall remain unchanged.

Please confirm that the foregoing correctly sets forth our understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.


                                              Very truly yours,

                                              /s/Michael J. Arnold

                                              Michael J. Arnold



Agreed to and accepted this

18th Day of December, 1998

By:/s/ B.M. Rankin, Jr.
   ---------------------
       B.M. Rankin, Jr.